                                                                     EXHIBIT 2.1


                     AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization is entered into effective as of this 23rd day of February, 1998, by and among Laraca International, Inc., a Nevada corporation, (hereinafter "Acquiror") . New Mexico Mortgage Company, Inc., a New Mexico corporation (hereinafter "Acquiree"); and all of the shareholders (hereinafter referred to as "Acquiree Stockholders").

                                   RECITAL:

      Acquiree Stockholders own all of the issued and outstanding capital stock of Acquiree. Acquiror desires to acquire all (but not less than 80%) of the
                                         ---
issued and outstanding common voting stock of Acquiree, making Acquiree a wholly-owned subsidiary of Acquiror, and Acquiree Stockholders desire to make an exchange of all of their common voting shares of Acquiree solely for voting
            ---                                           ------
shares of Acquiror's common stock to be exchanged as set out herein with said Acquiree Stockholders.

     NOW, THEREFORE, for the mutual consideration set out herein, the parties agree as follows:

                                   AGREEMENT

     1.    Plan of Reorganization. Acquiree Stockholders are the owners of all
           ----------------------
of the issued and outstanding common voting stock of Acquiree. A list of Acquiree stockholders and their ownership of Acquiree Shares is attached hereto as Exhibit "A". It is the intention of the parties hereto that all (but not less
                                                               ---
than 80%)
of the issued and outstanding shares of common voting stock of Acquiree ("Acquiree Shares") shall be acquired by Acquiror in exchange solely for Acquiror voting common stock. It is the intention of the parties hereto that this transaction qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

     2.    Exchange of Shares. Acquiror and Acquiree Stockholders agree that all
           ------------------                                                ---
(but not less than 80%) of the issued and outstanding Acquiree Shares shall be exchanged with Acquiror for 2,100,000 shares of voting common stock as described on Exhibit "A" attached hereto ("Acquiror Shares"). Acquiror Shares will, on the Closing Date, as hereafter defined, be delivered to Acquiree Stockholders in exchange for their Acquiree Shares. Acquiree Stockholders agree that they will hold the Acquiror Shares for investment purposes and not for further public distribution without registration under applicable securities laws or pursuant to an available exemption therefrom.

     3.    Delivery of Shares. On the Closing Date, Acquiree Stockholders will
           ------------------
deliver certificates representing their Acquiree Shares duly endorsed so as to make Acquiror the sole owner thereof, free and clear of all claims and encumbrances; and on such Closing Date, delivery of the Acquiror Shares, which will be appropriately restricted as to transfer, will be made to Acquiree Stockholders as set forth herein.

     4.    Representations of Acquiree. Acquiree hereby represents and warrants
           ---------------------------
that, effective this date and the Closing Date, the representations listed below are true and correct.

          (a) Acquiree Stockholders are the sole record and beneficial owners of the issued and outstanding shares of common stock of Acquiree;

          (b) The Acquiree Shares constitute validly authorized and issued common voting shares of Acquiree common stock, fully-paid and nonassessable.

          (c) Audited financial statements dated as of December 31, 1996 of Acquiree together with unaudited financial statements dated as of October 31, 1997 of Acquiree ("Acquiree Financial Statements") as delivered or to be delivered to Acquiror, are complete, accurate and fairly present the financial condition of Acquiree as of the date(s) thereof and the results of its operations for the period(s) covered.

          At Closing there shall be no material liabilities, either fixed or contingent, not reflected in the Acquiree Financial Statements other than contracts or obligations in the ordinary and usual course of business; and no such contracts or obligations in the usual course of business constitute liens or other liabilities which, if disclosed, would materially alter the financial condition of Acquiree as reflected in such financial statements unless otherwise disclosed in writing to Acquiror.

     (d) Acquiree is not involved in any pending litigation or governmental investigation or proceeding not reflected in such Acquiree Financial Statements, or otherwise previously disclosed in writing to Acquiror and, to the best knowledge of Acquiree, no litigation, claims, assessments, or governmental investigation or proceeding is threatened against Acquiree.

     (e) As of the Closing Date, Acquiree will be in good standing in its state of incorporation, and will be in good standing and duly qualified to do business in each state where required to be so qualified except where the failure to so qualify would not have a material adverse effect on the business of Acquiree.

     (f) Acquiree has filed all governmental, tax or related returns and reports due or required to be filed and has paid or accrued all taxes or assessments which have become due as of closing or has filed extensions with regard thereto.

     (g) Except as disclosed on any Exhibit, Acquiree has not materially breached any agreement to which it is a party.

     (h) Acquiree has no subsidiary corporations other than as previously disclosed in writing to Acquiror.

     (i) The corporate financial records, minute books, and other corporate documents and records of Acquiree are to be reasonably available to present management of Acquiror prior to the Closing Date.

     (j) The execution of this Agreement will not materially violate or breach any agreement, contract, or commitment to which Acquiree or Acquiree Stockholders are a party and has been duly authorized by all appropriate and necessary action.

     (k) The authorized capitalization of Acquiree is as set forth in the Acquiree Financial Statements. Acquiree has only the capital stock authorized as set forth in said Acquiree Financial Statements and all outstanding shares have been duly authorized, validly issued and are fully paid and nonassessable with no personal liability attaching to the ownership thereof. There are no outstanding convertible securities, warrants or options which may cause authorized but unissued shares to be issued to any person.

5.   Representations of Acquiree Stockholders.
     ----------------------------------------

          (a) Acquiree Stockholders hereby represent and warrant that the Acquiree Shares are presently (and will be at the Closing) free from claims, liens, or other encumbrances, and at the Closing Date, Acquiree Stockholders will have good title and the unqualified right to transfer and dispose of Acquiree Shares.

          (b) Acquiree Stockholders hereby represent that all representations and warranties made herein by Acquiree are true to the best knowledge and information of said Acquiree Stockholders.

     6.    Representations of Acquiror. Acquiror hereby represents and warrants
           ---------------------------
as follows:

          (a) As of the Closing Date, the Acquiror shares to be delivered to the Acquiree Stockholders will be duly authorized and will constitute valid and legally issued shares of common stock of Acquiror, fully-paid and nonassessable, and the common stock will be legally equivalent in all respects to the common stock of Acquiror issued and outstanding as of the date hereof.

          (b) The officers of Acquiror are duly authorized to execute this Agreement and have taken all action required by law, applicable agreements and governing corporate instruments to properly and legally execute this Agreement. The execution hereof and performance hereunder will not violate the provisions of Acquiror's Articles of Incorporation or By-laws and will not constitute a material breach of any agreement to which Acquiror is a party.

          (c) Acquiror has delivered its audited April 30, 1997 financial statements, ("Acquiror Financial Statements"), and at closing shall deliver all of its financial records to persons appointed as new management of Acquiror. Acquiror Financial Statements, are presently and at closing shall be, true, correct, complete and accurate; there are not presently and at closing there shall be no liabilities, either fixed or contingent, not reflected in such financial statements. Acquiror Financial Statements fairly and accurately reflect the financial condition of the Acquiror as of the dates thereof and the results of operations for the periods reflected therein, except as otherwise disclosed herein. Such statements have been prepared in accordance with generally accepted accounting principles, consistently applied, except as otherwise stated therein.

          (d) Since the date of the Acquiror Financial Statements there shall not have been, and as of the Closing Date there shall not be, any material adverse changes in the financial position of Acquiror, except changes arising in the ordinary course of business, which changes shall in no event materially and adversely affect the financial condition of the Acquiror. However, the financial position of Acquiror shall change to the extent there are costs incurred by Acquiror in connection with this reorganization and the closing thereof. Acquiror shall have no liabilities or debts as of the Closing Date.

          (e) Acquiror is not involved in any pending litigation, claims, or governmental investigation or proceeding not reflected in such financial statements or otherwise disclosed in writing to Acquiree and Acquiree Stockholders and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of Acquiror, threatened or contemplated against Acquiror or its assets.

          (f) As of the Closing Date and the date hereof Acquiror is duly organized, validly existing and in good standing under the laws of the State of Nevada. It has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would not have a material adverse effect on the business of Acquiree.

          (g) Acquiror has filed all federal, state, county and local income, excise, property and other tax returns, forms, or reports, which are due or required to be filed by it prior to the date hereof and has paid or made adequate provision for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received.

          (h) Acquiror has not breached, nor is there any pending or threatened claims that Acquiror has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or is bound and the execution and performance hereof will not violate any provisions of applicable law of any agreement to which Acquiror is subject.

          (i) As of the Closing Date, the authorized capitalization of Acquiror shall be as disclosed in Acquiror Financial Statements, except as otherwise disclosed or provided for herein.

          All outstanding shares of Acquiror have been duly authorized, validly issued, and fully-paid and there are no outstanding or presently authorized securities, warrants, options or related commitments on behalf of the Acquiror, of any nature not reflected in Acquiror Financial Statements or described herein.

          (j) Since the date of the Acquiror Financial Statements, Acquiror has agreed to issue a total of 4,100,000 shares of its common stock to several investors in consideration for the aggregate payment of the investors of approximately $2,000,000 in securities recently received by Acquiror. Upon issuance of the 4,100,000 shares, Acquiror will then have 4,900,000 shares of its common stock issued and outstanding (prior to and without giving effect to the additional 2,100,000 shares to be issued to Acquiree shareholders pursuant to this Agreement).

          (k) Acquiror has no subsidiary corporation.

          (l) The shares of restricted Acquiror Shares to be issued to Acquiree Stockholders at the time of Closing will be validly issued, nonassessable and fully-paid under Nevada corporation law and will be issued in a nonpublic or private offering transaction in compliance with all federal and state securities laws.

          (m) At the date of this Agreement, Acquiror has, and at the Closing Date it will have, disclosed all events, conditions and facts materially affecting the business of Acquiror. Acquiror has not now and will not have, at the Closing Date, withheld disclosure of any such events, conditions, and facts which it has knowledge of, or has reasonable grounds to know, may materially affect the business of Acquiror.

          (n) The corporate financial records, minute books, and other documents and records of Acquiror are to be available to Acquiree prior to the closing Date and turned over to newly appointed Management in their entirety at Closing.

          (o) Acquiror is a public company and represents that it has no existing or threatened liabilities, claims, lawsuits, or, to the best knowledge of Acquiror, basis for the same, with respect to its original stock issuance to its founders, its public offering, or any other dealings with its Stockholders, the public, brokers, the Securities and Exchange Commission, state agencies or other persons. This includes matters relating to state or federal securities laws as well as general common law or state corporation law principles.

          (p) This Agreement is enforceable in accordance with its terms.

     7.    Closing Date. The Closing Date herein referred to shall be upon such
           ------------
date as the parties hereto may mutually agree upon but shall be held on or prior to March 6, 1998 unless mutually agreed to be held at a later date. At the Closing, Acquiree Stockholders will be deemed to have accepted delivery of the certificates of Acquiror Shares issued in their respective names, and in connection therewith will make delivery of their Acquiree Shares to Acquiror. Certain exhibits, etc. may be delivered subsequent to the Closing Date upon the mutual agreement of the parties hereto.

     8.   Conditions Precedent to the Obligations of Acquiree and Acquiree
          ----------------------------------------------------------------
Stockholders. All obligations of Acquiree and Acquiree Stockholders under this
--------------
Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

          (a) The representations and warranties by or on behalf of Acquiror contained in this Agreement or in any certificate or document delivered to Acquiree and Acquiree Stockholders pursuant to the provisions hereof shall be true in all material respects at and as of the time of Closing as though such representations and warranties were made at and as of such time.

          (b) Acquiror shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing on the Closing Date.

          (c) The present Directors of Acquiror shall cause the appointment of the following Acquiree Stockholder's nominees to the Board of Directors of
     Acquiror: Ron Baca, Harrison Gentry, Harry Myers, John Trombello, William Moffatt, Mark Harris and Nicola Ontiveros. Acquiror Management, constituting all officers and directors of Acquiror, shall resign as the existing officers and directors of Acquiror, as of the Closing.

          (d) All instruments and documents delivered to Acquiree Stockholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for Acquiree Stockholders.

     9.   Conditions Precedent to the Obligations of Acquiror. All obligations
          ---------------------------------------------------
of Acquiror under this Agreement are subject to the fulfillment, prior to or at the Closing on the Closing Date, of each of the following conditions:

          (a) the representations and warranties by Acquiree and Acquiree Stockholders contained in this Agreement or in any certificate or document delivered to Acquiror pursuant to the provisions hereof shall be true at and as of the time of Closing as though such representations and warranties were made at and as of such time.

          (b) Acquiree and Acquiree Stockholders shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing; including the delivery of the stock of Acquiree being acquired hereunder.

          (c) Acquiree Stockholders shall deliver to Acquiror a letter commonly known as an "investment letter" agreeing that the Acquiror Shares are being acquired for investment purposes. The form of said letter is attached hereto as Exhibit "B".

     10.  Indemnification. Within the period provided in paragraph 11 herein and
          ---------------
in accordance with the terms of that paragraph, Acquiree (together with Acquiree shareholders) and Acquiror shall indemnify and hold harmless each other at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any misrepresentations, breach of covenant or warranty or nonfulfillment of any agreement on the part of such party under this Agreement or from any misrepresentation in or omission from any certificate furnished or to be furnished to a party hereunder.

     11.  Nature and Survival of Representations. All representations,
          --------------------------------------
warranties and covenants made by any party in this Agreement shall survive the Closing hereunder and the consummation of the transactions contemplated hereby for two years from the date hereof. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for and not upon any investigation upon which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

     12.  Documents at Closing. At the Closing, the following transactions shall
          --------------------
occur, all of such transactions being deemed to occur simultaneously:

          (a) Acquiree Stockholders will deliver, or cause to be delivered, to Acquiror the following:

              (1) stock certificates for the shares of Acquiree Stock being exchanged hereunder, duly endorsed in blank.

              (2) a certificate executed by certain principal Acquiree Stockholders to the effect that all representations and warranties made by Acquiree and Acquiree Stockholders under this Agreement are true and correct as of the Closing, the same as though originally given to Acquiror on said date;

              (3) a certificate from the Secretary of State of its incorporation dated at or about the date of the Closing to the effect that Acquiree is in good standing under the laws of said State;

              (4) an investment letter from the Acquiree Stockholders;

              (5) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement.

          (b) Acquiror will deliver or cause to be delivered:

              (1) stock certificates representing 2,100,000 shares of Acquiror Common Stock issued in full consideration of the exchange as described herein:

              (2) a certificate of the President and Secretary of Acquiror to the effect that all representations and warranties of Acquiror made under this Agreement are reaffirmed on the Closing Date, the same as though originally given to Acquiree and Acquiree Stockholders on said date;

              (3) certified copies of resolutions by Acquiror's Board of Directors, including resignations of the current Acquiror officers and directors, and resolutions of Stockholders authorizing this transaction;

              (4) a Certificate from the Secretary of State of Acquiror's state of incorporation dated at or about the date of Closing that Acquiror is in good standing under the laws of said State;

              (5) all corporate records of Acquiror:

              (6) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement, including the turning over of control of corporate assets of Acquiror.

     13.  Miscellaneous.
          -------------

          (a) Further Assurances. At any time, and from time to time, after the
              ------------------
     effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

          (b) Waiver. Any failure on the part of any party hereto to comply with
              ------
     any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

          (c) Brokers. Neither party has employed any brokers or finders with
              -------
     regard to this Agreement unless otherwise described in writing to all parties hereto.

          (d) Notices. All notices and other communications hereunder shall be
              -------
     in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.

          (e) Headings. The section and subsection headings in this Agreement
              --------
     are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (f) Counterparts. This Agreement may be executed simultaneously in two
              ------------
     or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (g) Binding Effect. This Agreement shall be binding upon the parties
              --------------
     hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

          (h) Entire Aqreement. This Agreement is the entire agreement of the
              ----------------
     parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

          (i) Time.  Time is of the essence.
              ----

          (j) Severability. If any part of this Agreement is deemed to be
              ------------
     unenforceable the balance of the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                 LARACA INTERNATIONAL, INC.

                                 By  /s/ David Spencer
                                   -----------------------------
                                   David Spencer, President

                                 NEW MEXICO MORTGAGE COMPANY, INC.

                                 By
                                   ------------------------------
                                   Ron Baca, President

                                 STOCKHOLDERS OF NEW MEXICO MORTGAGE
                                 COMPANY, INC.


                                 --------------------------------
                                 Ron Baca


                                 --------------------------------
                                 Susan A. Baca

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


                                 LARACA INTERNATIONAL, INC.

                                 By
                                   -----------------------------
                                   David Spencer, President

                                 NEW MEXICO MORTGAGE COMPANY, INC.

                                 By  /s/ Ron Baca
                                   ------------------------------
                                   Ron Baca, President

                                 STOCKHOLDERS OF NEW MEXICO MORTGAGE
                                 COMPANY, INC.

                                     /s/ Ron Baca
                                 --------------------------------
                                 Ron Baca

                                     /s/ Susan A. Baca
                                 --------------------------------
                                 Susan A. Baca

                                  EXHIBIT "A"

                         LIST OF ACQUIREE SHAREHOLDERS




                                                                       Shares of
                                           Shares of                   Acquiror
                                            Acquiree                    To Be
Name and Address                             Owned                      Issued
----------------                           ---------                  ----------
Ron Baca                                     1,000                   2,097,902 Common
5600 Wyoming NE, Suite 150
Albuquerque, NM 87109

Susan A. Baca                                    1                   2,098 Common
5600 Wyoming NE, Suite 150
Albuquerque, NM 87109
                                            Total:                   2,100,000

                                  Exhibit "B"

                               INVESTMENT LETTER

TO THE BOARD OF DIRECTORS OF LARACA INTERNATIONAL, INC.

     The undersigned hereby represents to the Laraca International, Inc. (the "Company"), that (1) the shares of the Company's common stock (the "securities") which are being acquired by the undersigned are being acquired for his own account and for investment and not with a view to the public resale or distribution thereof: (2) the undersigned will not sell, transfer or otherwise dispose of the securities except in compliance with the Securities Act of 1933, as amended (the "Act"); and (3) he is aware that the Securities are "restricted securities" as that term is defined in Rule 144 or the General Rules and Regulations under the Act.

     The undersigned acknowledges that he has been furnished with disclosure documents which, among other things, include the Company's Broker/Dealer Information Statement pursuant to Rule 15c-2-11 (and all other exhibits thereto) and audited financial statements of the Company as of April 30, 1997.

     The undersigned further acknowledges that he has had an opportunity to ask questions of and receive answers from duly designated representatives of the Company concerning the terms and conditions pursuant to which the Securities are being offered.

     The undersigned acknowledges that he has been afforded an opportunity to examine such documents and other information which he has requested for the purpose of verifying the information set forth in the documents referred to above.

     The undersigned acknowledges and understands that the Securities are unregistered and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

     The undersigned further acknowledges that he is fully aware of the applicable limitations on the resale of the Securities. These restrictions for the most part are set forth in Rule 144. The Rule permits sales of "restricted securities" upon compliance with the requirements of such Rule. If the Rule is available to the undersigned, the undersigned may make only routine sales of securities, in limited amounts, in accordance with the terms and conditions of that Rule.